Exhibit 99.1

Investor Contacts	Media Contact
Olga Guyette, Sr. Director-Investor Relations & Treasury	Josh Gitelson, Director-Communications
(781) 356-9763	(781) 356-9776
olga.guyette@haemonetics.com	josh.gitelson@haemonetics.com

David Trenk, Manager-Investor Relations
(203) 733-4987
david.trenk@haemonetics.com

Haemonetics Reports Second Quarter and First Half Fiscal 2024 Results; Updates Fiscal 2024 Guidance

Boston, MA, November 2, 2023 - Haemonetics Corporation (NYSE: HAE) reported financial results for its second quarter and first half of fiscal 2024, which ended September 30, 2023:

		2nd Quarter 2024	YTD 2024
■	Revenue, increase	$318 million, 7%	$630 million, 13%
■	Organic[1] revenue increase	8%	14%
■	Earnings per diluted share	$0.48	$1.28
■	Adjusted earnings per diluted share	$0.99	$2.03
■	Cash flow from operating activities	$99 million	$118 million
■	Free cash flow before restructuring & restructuring related costs	$77 million	$89 million
	[1] Excludes the impact of currency fluctuation.

Chris Simon, Haemonetics’ CEO, stated: "In our second quarter we continued to strengthen our momentum and industry leadership, delivering growth while broadening our global presence. Our planned acquisition of OpSens, Inc. creates powerful opportunities for accelerated growth and diversification, and we are committed to supporting the long-term success of our businesses through continued strategic portfolio evolution and additional growth investments."

GAAP RESULTS

Second quarter fiscal 2024 revenue was $318.2 million, up 7.0% compared with the second quarter of fiscal 2023. Business unit revenue and growth rates compared with the prior year period were as follows:

($ millions)	2nd Quarter 2024 Reported
Plasma	$141.9	11.0%
Blood Center	$68.1	(7.6)%
Hospital	$103.1	13.5%
Net business unit revenue	$313.1	7.1%
Service	$5.1	(0.2)%
Total net revenue	$318.2	7.0%

Gross margin was 53.6% in the second quarter of fiscal 2024 compared with 53.1% in the second quarter of fiscal 2023. The primary drivers of the increase in the gross margin percentage were price, volume and mix, partially offset by inventory reserves, continuous growth investments and increased depreciation expense. Operating expenses as a percentage of revenue were 42.5% in the second quarter of fiscal 2024 compared with 37.4% in the second quarter of fiscal 2023. The increase in operating expenses as a percentage of revenue was primarily driven by intangible asset impairments, continuous growth investments and digital transformation costs, partially offset by lower freight costs. The Company had operating income of $35.3 million and a 11.1% operating margin in the second quarter of fiscal 2024, compared with operating income of $46.7 million and an operating margin of 15.7% in the second quarter of fiscal 2023. The income tax rates were 24% and 19% in the second quarters of fiscal 2024 and fiscal 2023, respectively. Second quarter fiscal 2024 net income and earnings per diluted share were $24.9 million and $0.48, respectively, compared with $33.2 million and $0.64, respectively, in the second quarter of fiscal 2023.

ADJUSTED RESULTS

Organic revenue for the second quarter of fiscal 2024 was up 7.6% compared with the same period of fiscal 2023. Business unit organic revenue growth rates compared with the prior year period were as follows:

2nd Quarter 2024 Organic
Plasma	10.7%
Blood Center	(5.1)%
Hospital	14.0%
Net business unit revenue	7.8%
Service	(1.3)%
Total net revenue	7.6%

Second quarter fiscal 2024 adjusted gross margin was 54.0%, up 30 basis points compared with the prior year period. The primary drivers of the increase in the gross margin percentage were price, volume and mix, partially offset by inventory reserves, continuous growth investments and increased depreciation expense.

Adjusted operating expenses as a percentage of revenue were 32.6% in the second quarter of fiscal 2024, compared with 33.3% in the second quarter of fiscal 2023. The decrease in adjusted operating expenses as a percentage of revenue was primarily driven by operating leverage and lower freight costs, partially offset by continuous growth investments. Adjusted operating income for the second quarter of fiscal 2024 was $68.3 million, up $7.7 million or 12.8%, compared with the second quarter of fiscal 2023. Adjusted operating margin was 21.5%, up 110 basis points when compared with the same period of fiscal 2023. The adjusted income tax rates were 23% and 22% in the second quarters of fiscal 2024 and fiscal 2023, respectively.

Second quarter fiscal 2024 adjusted net income was $50.7 million, up $7.9 million, or 18.5%, and adjusted earnings per diluted share was $0.99, up 19.3%, when compared with the same period of fiscal 2023.

AMORTIZATION OF ACQUIRED INTANGIBLE ASSETS, DIGITAL TRANSFORMATION COSTS AND IMPAIRMENT OF ACQUIRED INTANGIBLE ASSETS.

The Company recorded amortization of acquired intangible assets of $7.2 million in the second quarter of fiscal 2024 compared with $8.2 million in the second quarter of fiscal 2023. The Company also incurred $3.6 million of digital transformation costs related to the upgrade of our enterprise resource planning system in the second quarter of fiscal 2024.

An intangible asset impairment charge of $10.4 million was recorded during the second quarter of fiscal 2024 related to the intangibles acquired as part of the enicor GmbH acquisition completed in fiscal 2021.

BALANCE SHEET AND CASH FLOW

Cash on hand at September 30, 2023 was $351.0 million, an increase of $66.5 million since April 1, 2023.

Cash flow from operating activities was $99.1 million and free cash flow before restructuring and restructuring related costs was $76.7 million during the second quarter of fiscal 2024, compared with $87.0 million and $61.8 million, respectively, in the same period of fiscal 2023.

FISCAL 2024 GUIDANCE

The Company updated its previous fiscal 2024 GAAP total revenue and organic revenue growth guidance as follows:

Total Company	Previous Guidance	Current Guidance
Reported	6 - 9%	7 - 9%
Currency impact	(1)%	(1)%
Organic	7 - 10%	8 - 10%

Business unit organic revenue	Previous Guidance	Current Guidance
Plasma revenue	8 - 11%	10 - 12%
Blood Center revenue	(2 - 6)%	(2 - 4)%
Hospital revenue	16 - 18%	16 - 18%

Additionally, the Company updated its adjusted operating margin guidance, adjusted earnings per diluted share guidance and free cash flow before restructuring and restructuring related costs guidance, shown below.

	Previous Guidance	Current Guidance
Adjusted operating margin	20 - 21%	~21%
Adjusted earnings per diluted share	$3.60 - $3.90	$3.75 - $3.95
Free cash flow, before restructuring & restructuring related costs	$85M - $105M	$170M - $190M

The increase in free cash flow guidance before restructuring and restructuring-related costs is due to benefits from working capital and changes in capital expenditures, which were understated in our previously issued guidance.

WEBCAST CONFERENCE CALL AND RESULTS ANALYSIS

The Company will host a conference call with investors and analysts to discuss second quarter fiscal 2024 results on Thursday, November 2, 2023 at 8:00 a.m. ET. The call can be accessed via teleconference at https://register.vevent.com/register/BI1dcb961b02424b85998e357a476fc7bf. Once registration is completed, participants will receive a dial-in number along with a personalized PIN to access the call. While not required, it is recommended that participants join 10 minutes prior to the event start.

Alternatively, a live webcast of the call can be accessed on Haemonetics’ investor relations website at the following direct link: https://edge.media-server.com/mmc/p/twgnwbaw

ABOUT HAEMONETICS

Haemonetics (NYSE: HAE) is a global healthcare company dedicated to providing a suite of innovative medical products and solutions for customers, to help them improve patient care and reduce the cost of healthcare. Our technology addresses important medical markets: blood and plasma component collection, the surgical suite and hospital transfusion services. To learn more about Haemonetics, visit www.haemonetics.com.

FORWARD-LOOKING STATEMENTS

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements in this press release may include, without limitation, statements regarding (i) plans and objectives of management for operations of the Company, including plans or objectives related to the development and commercialization of, and regulatory approvals related to, the Company’s products and plans or objectives related to the Operational Excellence Program; (ii) estimates or projections of financial results, financial condition, capital expenditures, capital structure or other financial items, including with respect to the share repurchase program; (iii) the impact of inflationary pressures in our global manufacturing and supply chain; and (iv) the assumptions underlying or relating to any statement described in points (i), (ii) or (iii) above. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company’s current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, availability and demand for the Company’s products; the Company’s ability to implement as planned and realize estimated cost savings from the Operational Excellence Program; inflationary pressures, rising interest rates and macroeconomic conditions; the Company’s ability to execute business continuity plans; risks arising from planned or completed acquisitions or divestitures by the Company, including any failure to realize the anticipated strategic benefits and opportunities of the transaction; the impact of share repurchases on the Company’s stock price and volatility as well as the effect of short-term price fluctuations on the share repurchase program’s effectiveness; technological advances in the medical field and standards for transfusion medicine and the Company’s ability to successfully offer products that incorporate such advances and standards; product quality; market acceptance; regulatory uncertainties, including in the receipt or timing of regulatory approvals; the effect of economic and political conditions; the impact of competitive products and pricing; blood product reimbursement policies and practices; and the effect of industry consolidation as seen in the plasma market. These and other factors are identified and described in more detail in the Company’s periodic reports and other filings with the U.S. Securities and Exchange Commission (the “SEC”). The Company does not undertake to update these forward-looking statements.

MANAGEMENT’S USE OF NON-GAAP MEASURES

This press release contains financial measures that are considered “non-GAAP” financial measures under applicable SEC rules and regulations. Management uses non-GAAP measures to monitor the financial performance of the business, make informed business decisions, establish budgets and forecast future results. Performance targets for management are also based on certain non-GAAP financial measures. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, the Company’s reported financial results prepared in accordance with U.S. GAAP. In this release, supplemental non-GAAP measures have been provided to assist investors in evaluating the performance of the Company’s core operations and provide a baseline for analyzing trends in the Company’s underlying businesses. We strongly encourage investors to review the Company’s financial statements and publicly-filed reports in their entirety and not rely on any single financial measure.

When used in this release, organic revenue growth excludes the impact of currency fluctuation. Adjusted gross profit, adjusted operating expenses, adjusted operating income, adjusted provision for income taxes, adjusted net income and adjusted earnings per diluted share exclude restructuring costs, restructuring related costs, digital transformation costs, amortization of acquired intangible assets, asset impairments, accelerated device depreciation and related costs, costs related to compliance with the European Union Medical Device Regulation ("MDR") and In Vitro Diagnostic Regulation ("IVDR"), integration and transaction costs, certain tax settlements and unusual or infrequent and material litigation-related charges. Adjusted net income and adjusted earnings per diluted share also exclude the tax impact of these items. The adjustments to provision for income taxes are calculated based on the jurisdictions in which pre-tax adjustments occurred. Free cash flow before restructuring and restructuring related costs is defined as cash provided by operating activities less capital expenditures, net of the proceeds from the sale of property, plant and equipment and restructuring and restructuring related costs, net of tax. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures to similarly titled measures used by other companies.

A reconciliation of non-GAAP historical financial measures to their most comparable GAAP measure are included at the end of the financial sections of this press release as well as on the Company’s website at www.haemonetics.com. The Company does not provide a quantitative reconciliation of its forward-looking organic revenue growth guidance by business unit to the comparable GAAP measure because forecasting the impact of foreign currency fluctuations by business unit is inherently uncertain and difficult to predict and is unavailable without unreasonable efforts. Additionally, the Company does not attempt to provide reconciliations of forward-looking adjusted operating margin guidance, adjusted earnings per diluted share guidance or free cash flow before restructuring and restructuring related costs guidance to the comparable GAAP measures because the combined impact and timing of recognition of certain potential charges or gains, such as restructuring costs and impairment charges, is inherently uncertain and difficult to predict and is unavailable without unreasonable efforts. In addition, the Company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of the Company’s financial performance.

Haemonetics Corporation Financial Summary
Condensed Consolidated Statements of Income
(Data in thousands, except per share data)

	Three Months Ended			Six Months Ended
	9/30/2023	10/1/2022	Inc/(Dec) %	9/30/2023	10/1/2022	Inc/(Dec) %
	(unaudited)			(unaudited)
Net revenues	$318,183	$297,485	7.0%	$629,515	$558,943	12.6%
Cost of goods sold	147,673	139,607	5.8%	291,740	258,802	12.7%
Gross profit	170,510	157,878	8.0%	337,775	300,141	12.5%

Research and development	12,665	10,896	16.2%	25,313	21,798	16.1%
Selling, general and administrative	104,901	92,029	14.0%	198,386	184,256	7.7%
Amortization of acquired intangible assets	7,222	8,221	(12.2)%	14,695	16,588	(11.4)%
Impairment of intangible assets	10,419	—	n/m	10,419	—	n/m
Operating expenses	135,207	111,146	21.6%	248,813	222,642	11.8%

Operating income	35,303	46,732	(24.5)%	88,962	77,499	14.8%

Interest and other expense, net	(2,471)	(5,673)	(56.4)%	(4,540)	(10,946)	(58.5)%

Income before taxes	32,832	41,059	(20.0)%	84,422	66,553	26.8%

Provision for income taxes	7,924	7,862	0.8%	18,472	13,479	37.0%

Net income	$24,908	$33,197	(25.0)%	$65,950	$53,074	24.3%

Net income per common share assuming dilution	$0.48	$0.64	(25.0)%	$1.28	$1.03	24.3%

Weighted average number of shares:
Basic	50,727	50,953		50,634	51,089
Diluted	51,396	51,558		51,368	51,620

Profit Margins:			Inc/(Dec) %			Inc/(Dec) %
Gross profit	53.6%	53.1%	0.5%	53.7%	53.7%	—%
Research and development	4.0%	3.7%	0.3%	4.0%	3.9%	0.1%
Selling, general and administrative	33.0%	30.9%	2.1%	31.5%	33.0%	(1.5)%
Operating income	11.1%	15.7%	(4.6)%	14.1%	13.9%	0.2%
Income before taxes	10.3%	13.8%	(3.5)%	13.4%	11.9%	1.5%
Net income	7.8%	11.2%	(3.4)%	10.5%	9.5%	1.0%

Revenue Analysis by Business Unit
(Data in thousands)

	Three Months Ended
	9/30/2023	10/1/2022	Reported growth	Currency impact	Organic growth
Revenues by business unit	(unaudited)
Plasma(1)	$141,900	$127,893	11.0%	0.3%	10.7%

Whole Blood	14,683	19,893	(26.2)%	(0.7)%	(25.5)%
Apheresis	53,415	53,790	(0.7)%	(3.2)%	2.5%
Blood Center	68,098	73,683	(7.6)%	(2.5)%	(5.1)%

Hemostasis Management	36,998	34,320	7.8%	(0.6)%	8.4%
Vascular Closure	38,541	29,575	30.3%	(0.2)%	30.5%
Other(2)	27,604	26,961	2.4%	(0.5)%	2.9%
Hospital	103,143	90,856	13.5%	(0.5)%	14.0%

Net business unit revenues	313,141	292,432	7.1%	(0.7)%	7.8%
Service	5,042	5,053	(0.2)%	1.1%	(1.3)%
Total net revenues	$318,183	$297,485	7.0%	(0.6)%	7.6%
(1) Plasma had organic revenue growth of 10.4% in North America for the three months ended September 30, 2023 and 9.0% of organic revenue growth in North America disposables for the three months ended September 30, 2023.

(2) Other includes the Cell Salvage and Transfusion Management product lines of the Hospital business unit.

	Six Months Ended
	9/30/2023	10/1/2022	Reported growth	Currency impact	Organic growth
Revenues by business unit	(unaudited)
Plasma(1)	$280,510	$230,274	21.8%	0.1%	21.7%

Whole Blood	34,724	39,488	(12.1)%	(1.1)%	(11.0)%
Apheresis	100,714	99,889	0.8%	(3.6)%	4.4%
Blood Center	135,438	139,377	(2.8)%	(2.8)%	—%

Hemostasis Management	74,818	67,816	10.3%	(1.1)%	11.4%
Vascular Closure	76,162	59,143	28.8%	(0.1)%	28.9%
Other(2)	51,771	52,390	(1.2)%	(1.3)%	0.1%
Hospital	202,751	179,349	13.0%	(0.9)%	13.9%

Net business unit revenues	618,699	549,000	12.7%	(1.0)%	13.7%
Service	10,816	9,943	8.8%	0.1%	8.7%
Total net revenues	$629,515	$558,943	12.6%	(1.0)%	13.6%
(1) Plasma had organic revenue growth of 22.2% in the North America market for the six months ended September 30, 2023 and 23.0% of organic revenue growth in the North America disposables market for the six months ended September 30, 2023.

(2) Other includes the Cell Salvage and Transfusion Management product lines of the Hospital business unit.

Condensed Consolidated Balance Sheets
(Data in thousands)

	As of
	9/30/2023	4/1/2023
	(unaudited)
Assets
Cash and cash equivalents	$351,005	$284,466
Accounts receivable, net	174,249	179,142
Inventories, net	285,830	259,379
Other current assets	54,660	46,735
Total current assets	865,744	769,722
Property, plant & equipment, net	307,766	310,885
Intangible assets, net	250,504	275,771
Goodwill	465,405	466,231
Other assets	121,856	112,216
Total assets	$2,011,275	$1,934,825

Liabilities & Stockholders' Equity
Short-term debt & current maturities	$13,566	$11,784
Other current liabilities	250,649	240,032
Total current liabilities	264,215	251,816
Long-term debt	748,662	754,102
Other long-term liabilities	104,738	110,910
Stockholders' equity	893,660	817,997
Total liabilities & stockholders' equity	$2,011,275	$1,934,825

Condensed Consolidated Statements of Cash Flows
(Data in thousands)

	Six Months Ended
	9/30/2023	10/1/2022
	(unaudited)
Cash Flows from Operating Activities:
Net income	$65,950	$53,074
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	46,045	45,883
Share-based compensation expense	13,695	11,034
Impairment of intangible assets	10,419	94
Amortization of deferred financing costs	1,610	313
Inventory reserve adjustment	2,559	(1,529)
Change in other non-cash operating activities	(1,836)	(2,072)
Change in accounts receivable, net	2,857	(17,043)
Change in inventories, net	(30,654)	35,990
Change in other working capital	7,565	3,288
Net cash provided by operating activities	118,210	129,032
Cash Flows from Investing Activities:
Capital expenditures	(34,317)	(81,424)
Acquisition	—	(2,850)
Proceeds from divestiture	—	850
Proceeds from sale of property, plant and equipment	921	7,537
Other investments	(7,000)	(13,395)
Net cash used in investing activities	(40,396)	(89,282)
Cash Flows from Financing Activities:
Repayments, net of borrowings	(5,250)	43,875
Debt issuance costs	—	(1,118)
Share repurchases	—	(75,000)
Contingent consideration payments	(849)	(21,593)
Proceeds from employee stock programs	4,190	4,778
Cash used to net share settle employee equity awards	(5,842)	—
Other financing activities	(19)	(23)
Net cash used in financing activities	(7,770)	(49,081)
Effect of exchange rates on cash and cash equivalents	(3,505)	(8,965)
Net Change in Cash and Cash Equivalents	66,539	(18,296)
Cash and Cash Equivalents at Beginning of the Period	284,466	259,496
Cash and Cash Equivalents at End of Period	$351,005	$241,200

Free Cash Flow Reconciliation:
Cash provided by operating activities	$118,210	$129,032
Capital expenditures, net of proceeds from sale of property, plant and equipment	(33,396)	(73,887)
Free cash flow after restructuring and restructuring related costs	84,814	55,145
Restructuring and restructuring related costs	4,942	14,015
Tax benefit on restructuring and restructuring related costs	(1,045)	(2,906)
Free cash flow before restructuring and restructuring related costs	$88,711	$66,254

Reconciliation of Adjusted Measures for Second Quarter of FY24 and FY23
(Data in thousands, except per share data)

Three Months Ended September 30, 2023:	Gross profit	Operating expenses	Operating income	Provision for income taxes	Net income	Earnings per diluted share
Reported	$170,510	$135,207	$35,303	$7,924	$24,908	$0.48
Amortization of acquired intangible assets	—	(7,222)	7,222	1,742	5,480	0.11
Integration and transaction costs	—	(1,784)	1,784	426	1,358	0.03
Restructuring costs	58	(28)	86	18	68	—
Restructuring related costs	939	(1,008)	1,947	451	1,496	0.03
Digital transformation costs	—	(3,592)	3,592	830	2,762	0.05
Impairment of assets and PCS2 related charges	406	(146)	552	133	419	0.01
MDR and IVDR costs	—	(1,988)	1,988	456	1,532	0.03
Litigation-related charges	—	(5,449)	5,449	1,306	4,143	0.08
Impairment of intangible assets	—	(10,419)	10,419	3,376	7,043	0.14
Discrete tax items	—	—	—	(1,466)	1,466	0.03
Adjusted	$171,913	$103,571	$68,342	$15,196	$50,675	$0.99
Adjusted, as a percentage of net revenues	54.0%	32.6%	21.5%		15.9%

Three Months Ended October 1, 2022:	Gross profit	Operating expenses	Operating income	Provision for income taxes	Net income	Earnings per diluted share
Reported	$157,878	$111,146	$46,732	$7,862	$33,197	$0.64
Amortization of acquired intangible assets	—	(8,221)	8,221	2,493	5,728	0.11
Integration and transaction costs	—	(46)	46	14	32	—
Restructuring costs	29	(136)	165	47	118	—
Restructuring related costs	1,631	(1,398)	3,029	876	2,153	0.05
Impairment of assets and PCS2 related charges	61	(22)	83	25	58	—
MDR and IVDR costs	42	(2,464)	2,506	702	1,804	0.04
Litigation-related charges	—	(198)	198	60	138	—
Gain on divestiture	—	382	(382)	(116)	(266)	(0.01)
Discrete tax adjustments	—	—	—	213	(213)	—
Adjusted	$159,641	$99,043	$60,598	$12,176	$42,749	$0.83
Adjusted, as a percentage of net revenues	53.7%	33.3%	20.4%		14.4%

Reconciliation of Adjusted Measures for Year-to-Date FY24 and FY23
(Data in thousands, except per share data)

Six Months Ended September 30, 2023:	Gross profit	Operating expenses	Operating income	Provision for income taxes	Net income	Earnings per diluted share
Reported	$337,775	$248,813	$88,962	$18,472	$65,950	$1.28
Amortization of acquired intangible assets	—	(14,695)	14,695	3,570	11,125	0.22
Integration and transaction costs	—	(2,899)	2,899	694	2,205	0.04
Restructuring costs	264	189	75	(14)	89	—
Restructuring related costs	2,479	(1,672)	4,151	986	3,165	0.05
Digital transformation costs	—	(7,297)	7,297	1,699	5,598	0.11
Impairment of assets and PCS2 related charges	170	(241)	411	99	312	0.01
MDR and IVDR costs	—	(3,154)	3,154	712	2,442	0.05
Litigation-related charges	—	(6,507)	6,507	1,562	4,945	0.10
Impairment of intangible assets	—	(10,419)	10,419	3,376	7,043	0.14
Discrete tax items	—	—	—	(1,466)	1,466	0.03
Adjusted	$340,688	$202,118	$138,570	$29,690	$104,340	$2.03
Adjusted, as a percentage of net revenues	54.1%	32.1%	22.0%		16.6%

Six Months Ended October 1, 2022:	Gross profit	Operating expenses	Operating income	Provision for income taxes	Net income	Earnings per diluted share
Reported	$300,141	$222,642	$77,499	$13,479	$53,074	$1.03
Amortization of acquired intangible assets	—	(16,588)	16,588	4,773	11,815	0.23
Integration and transaction costs	—	712	(712)	(220)	(492)	(0.01)
Restructuring costs	(177)	(298)	121	35	86	—
Restructuring related costs	4,314	(2,237)	6,551	1,817	4,734	0.09
Impairment of assets and PCS2 related charges	(348)	(81)	(267)	(70)	(197)	—
MDR and IVDR costs	90	(5,602)	5,692	1,519	4,173	0.08
Litigation-related charges	—	(394)	394	113	281	0.01
Gain on divestiture	—	382	(382)	(116)	(266)	(0.01)
Discrete tax adjustments	—	—	—	299	(299)	(0.01)
Adjusted	$304,020	$198,536	$105,484	$21,629	$72,909	$1.41
Adjusted, as a percentage of net revenues	54.4%	35.5%	18.9%		13.0%